                             Jones & Blouch L.L.P.
                                 Suite 405 West
                       1025 THOMAS JEFFERSON STREET, N.W.
                          WASHINGTON, D.C. 20007-0805
                                 (202) 223-3500



                                 April 28, 1997



The Board of Directors
The Manufacturers Life Insurance
     Company of America
500 N. Woodward Avenue
Bloomfield Hills, MI 48304


Dear Sirs:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in post-effective amendment No. 6 to the registration statement on Form S-6 of Separate Account Three of The Manufacturers Life Insurance Company of America, File No. 33-77256, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                 Very truly yours,

                             /s/ Jones & Blouch L.L.P.

                                 Jones & Blouch L.L.P.